SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                          [Amendment No. _____________]

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)((2))
[X]  Definitive Proxy Statement [ ] Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       AMBANC CORP. (Name of Registrant as
                            Specified in Its Charter)

               (Name of Person(s) Filing Proxy Statement, if other
                              than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)     Title of each class of securities to which transaction applies:
             ___________________________________

      2)     Aggregate number of securities to which transaction applies:
             ________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
             ________________________________

      4)     Proposed maximum aggregate value of transaction:
             ______________________________________

      5)     Total fee paid: ________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount  Previously  Paid:  _________________
          2) Form  Schedule  or Registration   Statement  No.:  ______________
          3)  Filing  Party: _________________
          4) Date Filed: _________________

                                  AMBANC CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 1998


      The Annual Meeting of Shareholders of AMBANC Corp. will be held in the Shircliff Auditorium at Vincennes University, 2nd and Harrison Streets, Vincennes, Indiana, on Friday, April 24, 1998, at 10:30 a.m., Vincennes time, for the following purposes:


      1. To elect four Directors to hold office until the Annual Meeting of Shareholders in the year 2001 and until their successors are elected and have qualified.

      2. To transact such other business as may properly come before the Annual Meeting.


      Holders of Common Shares of record at the close of business on March 10, 1998, are entitled to notice of and to vote at the Annual Meeting.



      SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                                  By Order of the Board
                                  of Directors


                                  TROY D. STOLL
                                  Secretary

March 27, 1998
Vincennes, Indiana



                            (ANNUAL REPORT ENCLOSED)

                                 PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS OF
                                  AMBANC CORP.

                                 April 24, 1998

      This Proxy Statement is being furnished to shareholders on or about March 27, 1998, in connection with the solicitation by the Board of Directors of AMBANC Corp. (the "Corporation"), 302 Main Street, Vincennes, Indiana 47591, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:30
a.m., Vincennes time, on April 24, 1998, in the Shircliff Auditorium at Vincennes University, 2nd and Harrison Streets, Vincennes, Indiana. The Corporation is the parent holding company for AmBank Indiana, N.A. (formerly The American National Bank of Vincennes and Citizens' National Bank of Linton prior to their merger in 1996), and AmBank Illinois, N.A. (formerly The First National Bank in Robinson and the Bank of Casey prior to their merger in 1997), (referred to collectively herein as the "Banks").

      At the close of business on March 10, 1998, the record date for the Annual Meeting, there were 6,985,678 Common Shares outstanding and entitled to vote at the Annual Meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) an instrument revoking the proxy or (ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.


                              ELECTION OF DIRECTORS

                                    Nominees

      The following information is provided for the Directors of the Corporation, including the four nominees for election to the Corporation's Board of Directors at the Annual Meeting. The Board of Directors of the Corporation currently consists of twelve members. The members of the Board of Directors are divided into three classes of equal size with the term of one class expiring each year. Generally, the members of each class serve until the Annual Meeting of the shareholders held in the year that is three years after the Directors' election and thereafter until such Directors' successors are elected and have qualified.

     The terms of the current Directors expire as follows: 1998 -- Messrs. Seed, Stachura, Summers and Watson; 1999 -- Ms. Ernst and Messrs. Apple, Green, and Helmling; and 2000 -- Ms. Kaley and Messrs. Hippensteel, Niehaus, and Weber. Robert E. Seed, John A. Stachura, Jr., Phillip M. Summers, and Robert G. Watson have been nominated for re-election at the Annual Meeting, each to hold office until the Annual Meeting of Shareholders to be held in the year 2001 and until each of their successors is elected and has qualified. Each Director will be elected by a plurality of the votes cast in the election. Shares present but not voted for any nominees will not affect the determination of whether a nominee has received a plurality of the votes cast.

      It is the intention of the persons named in the accompanying form of proxy to vote such proxy in favor of the election to the Board of Directors of Robert
E. Seed, John A. Stachura, Jr., Phillip M. Summers, and Robert G. Watson. Each such person has indicated that he will accept nomination and election as a Director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other person as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE FOUR NOMINEES IDENTIFIED ABOVE. (ITEM 1 ON THE PROXY).

      The following table presents certain information regarding the Directors of the Corporation, including the four nominees proposed by the Board of Directors for election at the Annual Meeting. Unless otherwise indicated in a footnote, the principal occupation of each Director has been the same for the last five years and such Director possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by such Director. Unless specified otherwise, a Director is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with the Director. Of the Directors, only Ms. Kaley and Mr. Weber, who beneficially own approximately 3.9 percent and 1.3 percent of the Corporation's Common Shares, respectively, beneficially own more than 1.0 percent of the Corporation's Common Shares. The Corporation's management knows of no person, including any group, who owns more than five percent of the Corporation's Common Shares. A total of 638,802 of the Corporation's Common Shares, representing 9.1 percent, are beneficially owned by the Directors and executive officers of the Corporation.


Name, Age, and
Beneficially                                                                                    Shares
Present Principal                                   Director                                  Owned on
Occupation                                          Since (1)                                January 1,
-------------------                                ----------                                ----------
1998
----

GLEN G. APPLE                                          1982                                  15,366 (2)
66
Farmer

CHRISTINA M. ERNST                                     1995                                  15,601 (3)
48
President, Miller Construction
Company, Inc. (power line
construction)

ROBERT D. GREEN                                        1978                                  39,676 (5)
53
President of RD
Services, Inc. (health care) (4)

ROLLAND L. HELMLING                                    1986                                  11,874 (6)
46
President and Director of
Harold's Supermarkets, Inc.,
Helmling Realty Corp., and
Andretti-Helmling Automotive
Corp. (retail auto parts)

GERRY M. HIPPENSTEEL, M.D.                             1984                                   3,517
51
Physician

REBECCA A. KALEY                                       1996                                 275,138 (7)
63
Attorney

BERNARD G. NIEHAUS                                     1977                                  21,676
60
President and Director,
Niehaus Lumber Co., Inc.
(building materials)

ROBERT E. SEED*                                        1994                                  33,287 (8)
63
Vice President of the Corporation;
Chairman of the Board, President
and C.E.O. of AmBank Illinois, N.A.

JOHN A. STACHURA, JR.*                                 1988                                  39,008 (9)
49
Vice President/General Manager,
Solar Sources Underground, LLC
(coal mining)

PHILLIP M. SUMMERS*                                    1982                                   6,638 (10)
58
President,
Vincennes University

ROBERT G. WATSON*                                      1982                                  60,241 (11)
62
Chairman of the Board,  President and Chief Executive Officer of the Corporation
and AmBank Indiana, N.A.

FRANK J. WEBER                                         1996                                  89,318 (12)
53
Attorney

All Directors and all
executive officers as a group
(consisting of 18 persons)                                                                   638,802 (13)


*     Nominee

1 Includes service as a Director of AmBank Indiana, N.A., prior to the adoption of the holding company structure in 1982.
2    Includes 2,173 shares owned by Mr. Apple's wife.

3 Includes 2,586 shares jointly owned by Ms. Ernst and her husband; 11,364 shares owned by Miller Construction Co., Inc.; and 327 shares owned by Ms. Ernst's daughter.
4 Prior to becoming President of RD Services, Inc. in 1993, Mr. Green served as President of Green Construction of Indiana, Inc.
5 Includes 8,460 shares jointly owned by Mr. Green and his wife, and 7,427 shares owned by Mr. Green's wife.
6 Includes 2,041 shares jointly owned by Mr. Helmling and his wife, and 1,902 shares held by Mr. Helmling as custodian for his three daughters.
7 Includes 227,722 shares held by a trust created by Ms. Kaley's deceased father, for which shares Ms. Kaley exercises voting power; 12,484 shares held by Ms. Kaley's step-mother; 5,924 shares held by Mrs. Kaley's adult children; 248 shares held by Ms. Kaley's grandchildren; and 128 shares for which Mr. Kaley has voting power pursuant to a power of attorney.
8    Includes 3,137 shares owned by Mr. Seed's wife.
9 Includes 35,548 shares jointly owned by Mr. Stachura and his wife, and 1,113 shares owned by Mr. Stachura's wife.
10   Includes 5,152 shares jointly owned by Mr. Summers and his wife.
11 Includes 24,904 shares that Mr. Watson may acquire upon the exercise of stock options.
12 Includes 23,310 shares held by Mr. Weber's wife; 9,659 shares held by trusts for which Mr. Weber serves as trustee; and 14,185 shares held by the law firm in which Mr. Weber is a partner.
13 Includes 385,596 shares owned by or with spouses and others. Also includes 24,904 shares that Mr. Watson may acquire upon the exercise of stock options.

                           Committees and Attendance

     The Board of Directors of the Corporation held five meetings during 1997. The Board of Directors of the Corporation has an Executive Committee and an Examining Committee. The Executive Committee reviews on a monthly basis the overall operation and planning for the Corporation and the Banks. The duties and responsibilities of the Executive Committee include strategic planning; capital structure, capital financing and mergers and acquisitions; nominations and shareholder relation matters; bank holding company regulatory compliance; compensation; and legal matters. The members of the Executive Committee are Robert D. Green, Bernard G. Niehaus, John A. Stachura, Jr., and Frank J. Weber. Robert G. Watson serves as an ex officio member. Mr. Watson does not receive any additional compensation for service on the Executive Committee and does not participate in any discussions or decisions relating to executive compensation. The Executive Committee met thirteen times in 1997.

     The Examining Committee is responsible for establishing suitable audits and examinations of the affairs of the Corporation and the Banks by the internal audit staff and a qualified independent accounting firm. The members of the Examining Committee are Robert D. Green, Rolland L. Helmling, Gerry M. Hippensteel, John A. Stachura, Jr. and Frank J. Weber. Messrs. Watson and Seed serve as ex officio members; they do not receive any additional compensation for their service. The Examining Committee met five times during 1997. The Board of Directors of the Corporation does not have a nominating committee or a compensation committee; instead, these functions are performed by the Executive Committee.

                            Compensation of Directors

         In 1996 the AMBANC Corp. Director Stock Grant Plan (the "Director Plan") was adopted by the Board of Directors and approved by the shareholders. Pursuant to the Director Plan, each Director of the Corporation receives a quarterly grant of Common Shares in lieu of an annual cash retainer and cash Board meeting attendance fees. For service on the Corporation's Board during 1997, each Director received a quarterly grant of that number of Common Shares having a value of $1,250 as of the end of the quarter. Committee fees and fees for service on the Banks' Boards of Directors continue to be paid in cash. Each Director who was a member of the Executive Committee of the Corporation's Board of Directors, other than Directors who were officers of the Corporation, received $500 for each meeting of the Executive Committee attended and $300 for each meeting of the Examining Committee attended. During 1997, Messrs. Apple, Brocksmith, Helmling, Seed, Stachura, Watson and Wright also served on the Board of Directors of one of the Banks. The Banks paid Director fees in the amount of $6,000 for service for the full year.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding the compensation paid by the Corporation or its subsidiaries to or on behalf of the Corporation's Chief Executive Officer and the other most highly compensated executive officers for services rendered during each of the last three fiscal years (to the extent applicable):


                                        SUMMARY COMPENSATION TABLE


                                                                          Long Term Compensation
                                                                                   Awards
                               Annual Compensation                        ----------------------
                               -------------------
                                                                           Securities Underlying
          N ame and                                                            Options/SARs           All Other
      Principal Position         Year       Salary ($)       Bonus ($)                              Compensation
      ------------------         ----       ----------       ---------     ---------------------    ------------
Robert G. Watson,                1997        $250,000         $65,000              9,365               $29,572(1)
President and C.E.O.of           1996        $235,000         $57,500                0                 $29,726
the Corporation and              1995        $235,000         $50,000                0                 $24,361
AmBank Indiana, N.A.

Robert E. Seed,                  1997         $125,000        $ 7,500                0                 $22,884(2)
Vice President of                1996        $101,000          12,543                0                 $25,742
the Corporation;                 1995           N/A             N/A                 N/A                  N/A
President and C.E.O. of
AmBank Illinois; N.A.

Dan J. Robinson,                 1997        $107,180         $12,772                0                 $12,280(3)
Executive Vice                   1996        $ 96,755          10,414                0                 $14,920
President, AmBank                1995           N/A               N/A               N/A                  N/A
Indiana, N.A.



      1 Represents matching contributions in the amount of $18,572 under the AMBANC Retirement and Savings Plan (the "401(k) Plan") and Director fees in cash and grants of Common Shares having a total value of $11,000.

      2 Represents matching contributions in the amount of $11,884 under the 401(k) Plan and Director fees in cash and grants of Common Shares having a total value of $11,000.

      3 Represents matching contributions under the 401(k) Plan in the amount of $12,280.


                              Employment Agreement

         In 1985, the Corporation and Robert G. Watson, who is Chairman of the Board, President, and Chief Executive Officer and a Director of the Corporation and AmBank Indiana, N.A., entered into an employment agreement that becomes operative only upon a Change in Control of the Corporation or AmBank Indiana, N.A., as defined by the agreement. A Change in Control is deemed to have occurred for purposes of the agreement if, following a tender offer, merger, consolidation, sale of assets, or contested election of Directors, the persons who previously were Directors no longer constitute a majority. Under this agreement, the Corporation agrees to employ Mr. Watson in his current capacity for specified compensation and benefits for a period of three years commencing on the date the agreement becomes operative. Following a Change of Control, should the Corporation terminate the employment of Mr. Watson for reasons other than cause, death, or disability or should Mr. Watson resign as a result of a diminishment of his status, functions, duties, or responsibilities, the employment agreement provides for various severance benefits to be paid to Mr. Watson on a monthly basis over the balance of the three-year employment period.

The agreement was amended as of December 31, 1997, to update certain provisions and to provide that Mr. Watson's compensation following a change in control, and his benefits upon termination of his employment, would include payments based on the salary and bonus amounts he was receiving prior to the change in control or termination of employment. The severance benefits Mr. Watson would receive under the agreement, as amended, would include monthly payments equal to one twelfth of his annual base salary at a rate of no less than the highest annualized rate in effect during the twelve months prior to his termination; monthly payments equal to one twelfth of the cash bonus he received for the most recent year preceding the termination or the year prior to the year in which the agreement became operable, whichever was greater; the continuation of his participation under all incentive and employee welfare benefit plans; and a pension supplement compensating him for any reduction in pension benefits caused by the premature termination. The monthly payments that would have been paid to Mr. Watson over the next three years if a Change in Control and termination of Mr. Watson's employment had occurred on December 31, 1997, would have totalled in the aggregate $1,000,716.

                   Supplemental Retirement Benefits Agreement

         On June 20, 1989, the Corporation and AmBank Indiana, N.A., entered into a Supplemental Retirement Benefits Agreement with Mr. Watson (the "Agreement"). At a meeting held on February 16, 1995, the members of the Executive Committee who are not officers of the Corporation reviewed Mr. Watson's compensation. In view of Mr. Watson's contributions to the growth and the profitability of the Corporation, they decided to recommend to the Corporation's Board of Directors that the Agreement be amended to increase the amount of benefits payable to Mr. Watson. The Corporation's Board of Directors approved the recommendation of the Executive Committee, and the Corporation, AmBank Indiana, N.A., and Mr. Watson entered into an Amended and Restated Supplemental Retirement Benefits Agreement, which became effective on March 31, 1995 (the "Amended Agreement"). The Amended Agreement provides for the future payment to Mr. Watson of retirement benefits in the event his employment with both the Corporation and AmBank Indiana, N.A., is terminated for any reason other than because of his death. The retirement benefit payable to Mr. Watson under the Amended Agreement is a monthly annuity payable for his lifetime or for 180 months, whichever is longer, in an amount of $1,948 plus the product obtained by multiplying $87.52 by the number of months Mr. Watson is employed by either the Corporation or AmBank Indiana, N.A., between March 16, 1995, and April 1, 2000 (the "Base Amount"). If Mr. Watson's employment with the Corporation had terminated on December 31, 1997, the monthly amount that Mr. Watson would have been entitled to receive commencing on or after January 1, 1998, would have been $4,836. Pursuant to the Amended Agreement, when Mr. Watson's employment terminates, the amount of the annuity payments will be adjusted to reflect the amount of employer contributions made to Mr. Watson's 401(k) plan account as of that time.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

         The following table presents information on the stock option grants that were made during 1997 to persons named in the Summary Compensation Table. The only option grants were made pursuant to the AMBANC Corp. Reload Option Plan, which was adopted in 1997 (the "Reload Plan").


                                                                                              Potential Realizable
                                                                                            Value at Assumed Annual
                                                                                              Rates of Stock Price
                                                                                                Appreciation for
                                                 Individual Grants                                 Option Term (1)
                                                 -----------------                                 -----------
                             Number of         % of Total
                            Securities        Options/SARs
                            Underlying         Granted to     Exercise or
                           Options/SARs      Employees in      Base Price     Expiration
            Name              Granted         Fiscal Year         ($/Sh)         Date          5%          10%
           -----            ----------        ------------    ---------         -----         ---          ---

Robert G. Watson               9,365              76%             $24.11      9/25/2002       $62,371     $137,853


  1 The amounts in the table are not intended to forecast possible future appreciation, if any, of the Corporation's Common Shares. Actual gains, if any, are dependent upon the future market price of the Corporation's Common Shares and there can be no assurance that the amounts reflected in this table will be achieved.


  2 The Reload Plan provides that if a person exercises options granted under the 1988 AMBANC Corp. Nonqualified Stock Option Plan (the "1988 Plan") and pays the exercise price by tendering already owned Common Shares that have appreciated in value, then that person is granted a new option (called a "reload option") for the number of already owned shares tendered. Reload options are granted as of the date on which the already owned shares are tendered to exercise an option under the 1988 Plan (the "Exercised Option") at an exercise price equal to the fair market value of one Common Share on that date. Reload options are granted for a term of five years and, unless otherwise specified in the Reload Plan or Reload Option Agreement, have the terms of, and are subject to the same conditions as, the Exercised Option. The Reload Plan is self-administering except that the Executive Committee of the Board of Directors (or if there is no Executive Committee, the entire Board of Directors of the Corporation) may, in its sole discretion, award stock appreciation rights to an optionee who has been granted a reload option. The number and class of shares covered by a reload option are subject to appropriate adjustment to reflect any stock splits, stock dividends or other changes in the capitalization of the Corporation.

                       AGGREGATED OPTION/SAR EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

     The following table sets forth information with respect to options and stock appreciation rights ("SARs") that have been granted to Mr. Watson pursuant to Corporation's Nonqualified Stock Option Plan, which expired during 1993, and the AMBANC Corp. Reload Option Plan (numbers of shares, SARs and prices have been adjusted to reflect the subsequent stock splits and stock dividends).


                                                                                            Value of Unexercised
                                                            Number of Unexercised               In-the-Money
                                                            Options/SARs at Fiscal              Options/SARs
                                                                 Year-End (#)              at Fiscal Year-End ($)
                                                            ----------------------         ----------------------
                            Shares
                         Acquired on         Value
         Name            Exercise (#)    Realized ($)     Exercisable/Unexercisable       Exercisable/Unexercisable
         ----            ------------    ------------     -------------------------       -------------------------

  Robert G. Watson          26,135         $404,308                66,579/0                      $603,455/0



     1 All references to numbers of shares and SARs and exercise prices have been adjusted to reflect the August 1997 two-for-one stock split and December 1997 five percent stock dividend.

     2    In 1988 Mr.  Watson was  granted  options to  purchase  41,675  Common
          Shares at an exercise price of $8.64 per share and in 1989 he was granted 41,675 SARs at a base price of $8.64 each. All of the options and SARs are exercisable. Each SAR entitles Mr. Watson to 50 percent of the appreciation in the value of one Common Share over the base price of the SAR at the time of exercise. On September 25, 1997, Mr. Watson exercised the options covering 26,136 shares. To pay the exercise price for the options, he tendered 9,365 shares that he already owned. He was granted a replacement option for 9,365 shares with an exercise price of $24.11 per share.

     3 Represents the difference between the last trade price of the Corporation's Common Shares as reported on NASDAQ on December 31, 1997 ($25.00), and the exercise price of the options and the base price of the SARs, respectively.


                        REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information regarding the compensation and benefits provided to the Corporation's Chief Executive Officer. The members of the Executive Committee who are non-employee members of the Board of Directors (the "Committee") have responsibility for the Corporation's compensation policies and practices. The Committee recommends compensation amounts for executive officers of the Corporation to the Board of Directors for final approval. In fulfillment of its SEC disclosure requirements, the Committee has provided the following report for inclusion in this Proxy Statement.

                               COMPENSATION POLICY

     The goal of the Corporation's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and performance, while at the same time providing compensation that will attract and retain superior talent. More specifically, the executive compensation program of the Corporation has been designed to:

      o Reflect a pay-for-performance policy that links compensation amounts to Corporation, subsidiary and individual performance;

      o Motivate executive officers to achieve strategic business goals and reward them for their achievement; and

      o Provide compensation opportunities that are competitive with those offered by other high-performing peer companies, thus ensuring that the Corporation is able to compete for and retain talented executives who are critical to the Corporation's long-term success.

     At present, the executive compensation program is composed of salary, potential annual cash incentives, and other benefits typically offered to executives of similar companies. As an executive's level of responsibility increases, a greater portion of the executive's potential total compensation opportunity is based on performance incentives, causing greater variability in the individual's total compensation level from year-to-year. The Committee considers a number of criteria and factors in determining compensation, as discussed below, but the Committee has not assigned any specific weights to those criteria and factors.


                                    SALARIES

     Base salaries for executive officers generally are determined based on consideration of competitive salary data provided by outside consultants using relevant survey data for financial institutions, internal comparability considerations, and individual performance. Base salaries are not automatically adjusted each year.

     In October 1994, the Corporation's Board of Directors held a strategic planning meeting at which the Board reviewed and discussed in detail the Corporation's performance and the contributions of the Corporation's employees, including those of Mr. Watson, the Corporation's Chief Executive Officer. In light of the determinations made by the Board, the Committee undertook a comprehensive review of the compensation received by the Chief Executive
Officer.  The  Chairman  of  the  Committee,  together  with  the  Corporation's financial, accounting and legal advisors and after reviewing a number of compensation surveys and other data, prepared a report on the compensation received by chief executive officers of bank holding companies located in the Midwest and comparable to the Corporation in asset and deposit size, rate of growth, profitability, and other factors. The Committee reviewed the report and, at a special meeting held on February 16, 1995, made recommendations for future increases in Mr. Watson's base salary that would compensate Mr. Watson not only for his service and performance in the current year but also recognize his contributions to the growth and profitability of the Corporation since his assumption of leadership in 1982. The Board of Directors approved the Committee's recommendations with respect to Mr. Watson's compensation. Based on the recommendations of the Committee, which the Board approved, Mr. Watson's base salary for 1997 was set at $250,000.


                                  BONUS AWARDS

     Bonuses are awarded to the Corporation's CEO and other executive officers on the basis of an assessment of the following factors:

     o The Corporation's performance as reflected by acquisition activity, growth, return on assets, return on equity and total return to the shareholders as reflected in the shareholder return performance graph appearing in this Proxy Statement;

     o The performance of the executive, along with relevant business unit or subsidiary performance; and

     o A review of competitive data on incentive compensation for peer companies provided by outside consultants.

     The Corporation's CEO was awarded a bonus in the amount of $65,000 for 1997, representing an increase of $7,500 over the amount of the bonus awarded to him for 1996.

                              LONG-TERM INCENTIVES

     In 1988 the Corporation's shareholders approved the adoption of a Stock Option Plan (the "1998 Option Plan"). Stock options were granted to Mr. Watson and another executive officer in 1988 and stock appreciation rights ("SARs") were granted to Mr. Watson and the other executive officer in 1989. No other grants were made pursuant to the 1988 Option Plan prior to its expiration in April 1993. In 1997 the Board of Directors adopted the AMBANC Corp. Reload Option Plan (the "Reload Plan"). The only persons eligible to receive grants under the Reload Plan are persons who were granted options under the 1988 Option Plan. The Reload Plan provides that if a person exercises an option granted under the 1988 Option Plan (the "Exercised Option") and pays the exercise price for the Exercised Option by tendering already owned Common Shares, then that person is automatically granted an option for the number of already owned shares tendered. During 1997 Mr. Watson exercised options granted to him under the 1988 Option Plan and was granted a reload option covering the number of Common Shares that he had tendered in payment of the exercise price.

                           TAX ACT COMPENSATION LIMITS

     In 1993 the Internal Revenue Code of 1986 was amended to limit, unless certain conditions are satisfied, to $1 million the deduction that a publicly held corporation may take with respect to the compensation paid to certain highly paid executive officers. The Committee has not taken any action to recommend changes in the Corporation's compensation policies in response to this change in the deductibility cap because the base salaries and incentive bonuses awarded to the Corporation's executives are substantially less than the cap amount.

SUBMITTED BY THE MEMBERS OF THE  EXECUTIVE  COMMITTEE  WHO  RECOMMEND  EXECUTIVE
COMPENSATION:

                  Robert D. Green, Chairman Bernard G. Niehaus
                      Frank J. Weber John A. Stachura, Jr.


                             STOCK PERFORMANCE GRAPH

     The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation's cumulative, five-year shareholder returns with market and industry returns. The following graph compares the performance of the Corporation's Common Shares with the performance of the NASDAQ Stock Market -- U.S. Companies and NASDAQ -- Bank Stocks.


Index                     1992          1993         1994          1995          1996          1997
-----                    ------        ------       ------        ------        ------        ------
AMBANC Corp.              100           118          103           109           117           206
NASDAQ-Bank Stocks        100           114          114           169           224           377
NASDAQ-U.S. Companies     100           115          112           159           195           240


                              CERTAIN TRANSACTIONS

         The Corporation, through the Banks, has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors and officers of the Corporation and their associates. These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.


                             APPOINTMENT OF AUDITORS

         Deloitte & Touche LLP ("Deloitte & Touche") served as the independent auditors for the Corporation and the Banks for 1997 and has been selected to serve for 1998. Representatives from Deloitte & Touche are expected to be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


            SECTION 16(a) : BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's Directors and executive officers and any persons who beneficially own more than 10 percent of the Corporation's Common Shares to file with the Securities and Exchange Commission reports showing ownership of, and changes of ownership in, the Corporation's Common Shares and other equity securities. On the basis of reports and representations submitted by the Corporation's Directors, and executive officers, the Corporation believes that all required
Section 16(a) filings for 1997 were timely made, except that Director Rebecca Kaley was late in filing a report with respect to her sale of 300 shares on December 31, 1997.


                                  OTHER MATTERS

         The Board of Directors knows of no matters, other than those matters reported above, that are to be brought before the meeting. If other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.


                                    EXPENSES

         All expenses in connection with this solicitation of proxies will be borne by the Corporation.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         A shareholder desiring to submit a proposal for inclusion in the Corporation's proxy statement for the 1999 Annual Meeting of Shareholders must deliver the proposal so that it is received by the Corporation no later than November 27, 1998. Proposals should be sent to Secretary, AMBANC Corp., P.O. Box 556, Vincennes, Indiana 47591-0556, and mailed by certified mail, return receipt requested.


         THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR 1997, INCLUDING THE FINANCIAL STATEMENTS THERETO BUT OMITTING EXHIBITS. REQUESTS SHOULD BE ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, AMBANC CORP., P.O.
BOX 556, VINCENNES, INDIANA 47591-0556.

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS OF AMBANC CORP.

         I hereby appoint Bruce A. Smith and Gregory W. Sturm, and each of them, my proxies, with power of substitution and revocation, to vote all shares of stock of AMBANC Corp. (the "Corporation") that I am entitled to vote at the Annual Meeting of Shareholders to be held in Shircliff Auditorium at Vincennes University, 2nd and Harrison Streets, Vincennes, Indiana, on Friday, April 24, 1998, at 10:30 a.m., Vincennes time, and any adjournments thereof, as provided herein:

         1.       ELECTION OF DIRECTORS

                  FOR all nominees listed below to serve until the Annual Meeting of Shareholders in the year 2001 as set forth in the Proxy Statement dated March 27, 1998 (except as marked to the contrary below--see
                   "Instructions"):

                                    Robert G. Watson
                                    Robert E. Seed
                                    John A. Stachura, Jr.
                                    Phillip M. Summers

                  WITHHOLD AUTHORITY to vote for all nominees listed above

          (Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

                        (To Be Completed on Reverse Side)

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

     SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Dated:___________________                     __________________________________

                                              __________________________________
                                              Signature or Signatures



                    (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)